UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 28, 2007
Date of report (date of earliest event reported)

COST-U-LESS, INC.
(Exact name of registrant as specified in its charter)

Washington	0-24543	91-1615590
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3633 136th Place SE, Suite 110
Bellevue, Washington 98006
(Address of principal executive offices)(Zip code)

(425) 945-0213
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this current report on Form 8-K, unless the context otherwise requires, the terms “we,” “us,” “the Company,” and “Cost-U-Less” refer to Cost-U-Less, Inc., a Washington corporation.

Item 1.01 Entry into a Material Definitive Agreement.

 On February 28, 2007, we entered into separate letter agreements with two shareholders, Delafield Hambrecht, Inc. and Chadwick Capital Management LLC, pursuant to which we agreed to nominate and support John D. Delafield for election to our board of directors at our 2007 annual meeting of shareholders and to submit a proposal to our shareholders at the 2007 annual meeting to amend our articles of incorporation to remove the requirement that a business combination be approved by holders of at least 2/3 of our outstanding common stock under certain circumstances.

Delafield Hambrecht and Chadwick Capital Management each agreed that through the end of 2007, it will support the slate of directors nominated by our board and it will not (i) nominate any candidates for election to the board of directors, (ii) make any proposals for other business at an annual meeting, or (iii) present any proposals for inclusion in our proxy statement or conduct any proxy solicitations.

We entered into the agreements to avoid what we believe would be unnecessary expenses, distraction of management’s time and disruption to our business as a result of a proxy contest. Delafield Hambrecht had indicated in filings with the SEC that it was considering proposing certain actions at the next meeting of our shareholders, including the election of directors who support its point of view. Chadwick Capital Management, through its affiliate Monarch Activist Partners LP, had indicated in a letter to us that it was considering engaging in a proxy contest with respect to the upcoming annual meeting of shareholders.

A copy of the letter agreement with Delafield Hambrecht is attached as Exhibit 99.1 hereto, and a copy of the letter agreement with Chadwick Capital Management is attached as Exhibit 99.2 hereto.

In connection with the foregoing, we issued a press release which is attached as Exhibit 99.3 hereto.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Letter agreement, dated February 28, 2007, between Cost-U-Less, Inc. and Delafield Hambrecht, Inc.
99.2	Letter agreement, dated February 28, 2007, between Cost-U-Less, Inc. and Chadwick Capital Management LLC
99.3	Press release of Cost-U-Less, Inc., dated March 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cost-U-Less, Inc.

Dated: March 6, 2007	By: /s/ Martin P. Moore

Name: Martin P. Moore
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Letter agreement, dated February 28, 2007, between Cost-U-Less, Inc. and Delafield Hambrecht, Inc.
99.2	Letter agreement, dated February 28, 2007, between Cost-U-Less, Inc. and Chadwick Capital Management LLC
99.3	Press release of Cost-U-Less, Inc., dated March 6, 2007

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